Exhibit 99.1

Digital Media Solutions, Inc. Announces Second Quarter Fiscal 2020 Financial Results

•	Revenue Increased 30% Year-Over-Year to 75.2 million

•	Revenue from top 5 insurance clients grew 29% quarter-over-quarter

•	Gross profit of $22.8 million, or 30.3% gross margin

•	Net income of $2.1 million

•	Combined Adjusted EBITDA of $12.6 million

CLEARWATER, FL, August 7, 2020 — Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology and digital performance marketing solutions leveraging innovative, performance-driven brand-direct and marketplace solutions to connect consumers and advertisers, today announced financial results for the second quarter ended June 30, 2020.

“We are happy to report strong second quarter results and are pleased with our performance as a newly public company,” said Joe Marinucci, co-founder and CEO of DMS. “Despite the unprecedented challenges and broader macroeconomic volatility as a result of the COVID-19 pandemic, we ended the second quarter on a very strong note, including growing momentum in our insurance business.”

“Marketers are increasingly demanding partners that can prove clear ROI on ad spend. Our pay-for-performance business model de-risks marketing spend across digital channels, increases the efficacy of media dollars, and drives the conversion of consumers to customers. We believe we are in a strong position to take advantage of powerful tailwinds as the secular shift of advertising dollars from traditional offline and broadcast channels to online digital channels continues to gain momentum,” concluded Marinucci.

Second Quarter 2020 Financial Highlights:

•	Total revenue of $75.2 million, representing 3.4% percent quarter-over-quarter growth and 30% percent year-over-year growth

•	Brand-Direct Performance Solutions revenue of $45.3 million, representing 11% percent quarter-over-quarter growth and 1% percent year-over-year growth

•	Marketplace Solutions revenue of $35.2 million, representing 3% percent quarter-over-quarter growth and 125% percent year-over-year growth

•	Revenue from top 5 insurance clients grew 29% quarter-over-quarter

•

Gross profit was $22.8 million, or 30.3% gross margin, compared to $22.6 million, or 31% gross margin in the first quarter of 2020 and compared to $18.8 million, or 33% gross margin in the second quarter of 2019

•	Operating expenses, excluding cost of revenues, was $17 million, representing a 5.6% percent quarter-over-quarter decrease and 2% percent year-over-year growth

•	Net income of $2.1 million, or net income margin of approximately 2.8%, representing 182% quarter over quarter growth

•	Combined Adjusted EBITDA of $12.6 million, or adjusted EBITDA margin of approximately 17%, representing 5.7% percent quarter over quarter growth

•	Completed the business combination between Leo Holdings Corp. and Digital Media Solutions Holdings, LLC (the “Business Combination”) on July 15, 2020

Full-Year 2020 Guidance:

For the full year 2020, we expect:

•	Revenue of approximately $340 million

•	Combined Adjusted EBITDA of approximately $57 million

Combined Adjusted EBITDA is a non-GAAP financial measure. The company is not providing a quantitative reconciliation of Combined Adjusted EBITDA in its full-year 2020 financial guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the company does not provide a reconciliation of forward-looking Combined Adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, the company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated Combined Adjusted EBITDA (non-GAAP).

Conference Call and Webcast Information

The U.S. toll free dial-in for the conference call is 1-833-772-0374, and the international dial-in number is 1-236-738-2220. The Conference ID is 3684699. A live webcast of the conference call will be available on the investor relations page of the company’s website at https://investors.digitalmediasolutions.com.

A replay will be available after the conclusion of the call on August 7, 2020 through August 14, 2020. The U.S. toll-free replay dial-in number is 1-800-585-8367, and the international replay dial-in number is 1-416-621-4642. The replay passcode is 3684699.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, including as they relate to the anticipated effects of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of DMS’s common stock or warrants on the New York Stock Exchange; (2) the risk that the consummation of the Business Combination disrupts DMS’s plans and operations; (3) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (4) costs related to the Business Combination and being a publicly-traded company; (5) changes in applicable laws or regulations and the ability to maintain compliance with applicable laws or regulations; (6) the possibility that DMS may be adversely affected by other economic, business, and/or competitive factors, including: the ability to compete effectively for consumers and advertisers; the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires; the performance of DMS’s technology infrastructure; the ability to protect DMS’s intellectual property rights; the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; and the ability to maintain adequate internal controls over financial and management systems; and (7) other risks and uncertainties indicated from time to time in DMS’s registration statement, filed on July 31, 2020, including those under “Risk Factors”, and in DMS’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release, except that a reconciliation of the full-year 2020 guidance for Combined Adjusted EBITDA is not provided as explained above.

About Digital Media Solutions

Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology and digital performance marketing solutions leveraging innovative, performance-driven brand and marketplace solutions to connect consumers and advertisers. DMS proprietary technology solutions, significant proprietary media distribution and data-driven processes help large brands steadily acquire more customers. For more information visit https://digitalmediasolutions.com.

Investor Contact

Edward Parker

(646) 677-1864

Edward.parker@icrinc.com

Media Contact

Jack Murphy

(646) 677-1834

Jack.murphy@icrinc.com

[Tables Follow]

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	December 31, 2019
	(U.S. dollars in thousands)
ASSETS
Current assets:
Cash	$7,951	$3,008
Accounts receivable, net	32,337	30,137
Prepaid and other current assets	6,315	2,217

Total current assets	$46,603	$35,362
Property and equipment, net	12,150	8,728
Goodwill	41,826	41,826
Intangible assets, net	50,873	57,935
Other assets	265	254

Total assets	$151,717	$144,105

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,106	$24,160
Accrued expenses and other current liabilities	11,817	10,839
Current portion of long-term debt	4,150	4,150
Contingent consideration payable	—	1,000

Total current liabilities	$39,073	$40,149
Long-term debt	207,970	201,048
Deferred tax liability	7,691	8,675
Other non-current liabilities	520	491

Total liabilities	$255,254	$250,363
Commitments and contingencies (Note 12)

Members’ deficit	$(103,537)	$(106,258)

Total liabilities and members’ deficit	$151,717	$144,105

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(U.S. dollars in thousands, except per unit amounts)
Net revenue	$75,196	$57,745	$147,924	$115,567
Cost of revenue	52,402	38,865	102,561	77,983
Salaries and related costs	7,901	7,042	16,231	13,894
General and administrative expenses	4,652	4,736	9,950	9,038
Acquisition costs	47	2,889	74	5,785
Depreciation and amortization	4,356	2,035	8,671	3,964

Income from operations	$5,838	$2,178	$10,437	$4,903
Interest expense	3,491	2,289	7,281	4,408

Net income before income taxes	$2,347	$(111)	$3,156	$495
Income tax expense	213	—	265	—

Net income	$2,134	$(111)	$2,891	$495

Basic and diluted weighted average units outstanding of Class A units	23,960,000	23,960,000	23,960,000	23,960,000
Basic and diluted net income per unit, Class A	$0.05	$—	$0.06	$0.01
Basic and diluted weighted average units outstanding of Class B units	20,500,000	20,500,000	20,500,000	20,500,000
Basic and diluted net income per unit, Class B	$0.05	$—	$0.07	$0.01

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B
	Units	Amount	Units	Amount	Total
	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2019	23,960,000	$(79,866)	20,500,000	$(26,392)	$(106,258)
Net income	—	409	—	348	757
Member distributions	—	(38)	—	(132)	(170)

Balance – March 31, 2020	23,960,000	$(79,495)	20,500,000	$(26,176)	$(105,671)

Net income	—	1,150	—	984	2,134

Balance – June 30, 2020	23,960,000	$(78,345)	20,500,000	$(25,192)	$(103,537)

	Class A		Class B
	Units	Amount	Units	Amount	Total
	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2018	23,960,000	$(62,105)	20,500,000	$(11,298)	$(73,403)
Net income	—	327	—	279	606
Member distributions	—	(1,158)	—	(990)	(2,148)

Balance – March 31, 2019	23,960,000	$(62,936)	20,500,000	$(12,009)	$(74,945)

Net loss	—	(60)	—	(51)	(111)
Member distributions	—	(3,877)	—	(3,317)	(7,194)

Balance – June 30, 2019	23,960,000	$(66,873)	20,500,000	$(15,377)	$(82,250)

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2020		2019
	(U.S. dollars in thousands)
Cash flows operating activities
Net income		$2,891	$495
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization		8,671	3,964
Payment of contingent consideration		(1,000)	2,882
Amortization of debt issuance costs		471	240
Change in deferred income taxes		(984)	—
Change in accounts receivable, net		(2,200)	(4,933)
Change in prepaid expenses and other current assets		(4,109)	(946)
Change in accounts payable and accrued expenses		(76)	(579)
Change in other liabilities		29	(85)

Net cash provided by (used in) operating activities		$3,693	$1,038
Cash flows from investing activities
Additions to property and equipment		$(5,031)	$(2,730)
Additions to trademarks & domain names		—	(14)

Net cash used in investing activities	$	(5,031)	$(2,744)
Cash flows from financing activities
Proceeds from issuance of long-term debt		$—	$5000
Repayments of long-term debt		(2,386)	(1,000)
Payment of debt issuance costs		(163)	(42)
Proceeds from borrowings on revolving credit facilities		10,000	5,000
Repayments of borrowings on revolving credit facilities		(1,000)	(1,500)
Payment of contingent consideration payable		—	(5)
Tax distributions to members		(170)	(4,379)
Distributions to members		—	(4,963)

Net cash provided by (used in) financing activities		$6,281	$(1,889)

Net increase (decrease) in cash during the year		$4,943	$(3,595)
Cash – beginning of period		3,008	4,589

Cash – end of period		$7,951	$994

Supplemental cash flow information
Cash paid for interest		$6,904	$4,184
Capital expenditures included in accounts payable		$248	$98

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We use the non-GAAP measures of Adjusted EBITDA and Combined Adjusted EBITDA to assess operating performance. Adjusted EBITDA and Combined Adjusted EBITDA are presented because DMS management believes that it provides useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance. Financial measures that are not GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, DMS relies primarily on its GAAP results and uses Adjusted EBITDA and Combined Adjusted EBITDA only as a supplement. See below for a reconciliation of Adjusted EBITDA and Combined Adjusted EBITDA from the most directly comparable GAAP measure:

	Three months ended	Three months ended
	Q2 2020	Q1 2020	$ Change	% Change
Net income (loss)	$2,134	$757
Adjustments
Interest expense	3,491	3,790
Income tax expense	213	52
Depreciation and amortization	4,356	4,315
Acquisition costs (1)	47	27
Other expense (2)	495	133
Other non-recurring expenses (3)	107	348

Adjusted EBITDA	$10,843	$9,422	$1,421	15%

Adjustments
Pro Forma Cost Savings (4)	295	675
Technology Synergies (5)	755	779
Pro Forma Cost Savings – UE (6)	709	1,042
Acquisitions EBITDA (7)	—	—

Combined Adjusted EBITDA (8)	$12,602	$11,918	$684	6%

(1)	Acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses
(2)	Legal fees associated with acquisitions, investor management fees and expenses related to philanthropic initiatives
(3)

Restructuring costs such as lease termination costs due to office closure, severance payments on company reorganization, write-off of equity investment, advanced payment on company equity plan and company sale transaction fees

(4)	Expected cost savings resulting primarily from reorganization(s)
(5)	Annualized future expected UE technology synergies related to uniform infrastructure platform
(6)	Annualized expected cost savings resulting primarily from UE reorganization
(7)	UE EBITDA from January 1, 2019 through June 30, 2019
(8)	This is a non-GAAP financial measure that has not been prepared in accordance with Article 11 of Regulation S-X